As filed with the Securities and Exchange Commission on August 5, 2011
Registration No. 333-_____

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
Idera Pharmaceuticals, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	04-3072298
(State or Other Jurisdiction of Incorporation	(I.R.S. Employer
or Organization)	Identification No.)

167 Sidney Street
Cambridge, Massachusetts	02139
(Address of Principal Executive Offices)	(Zip Code)
2008 Stock Incentive Plan
1995 Employee Stock Purchase Plan
(Full Title of the Plan)
Sudhir Agrawal, D. Phil.
Chief Executive Officer
Idera Pharmaceuticals, Inc.
167 Sidney Street
Cambridge, Massachusetts 02139
(Name and Address of Agent For Service)
(617) 679-5500
(Telephone Number, Including Area Code, of Agent For Service)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		Maximum	Maximum
Title of Securities	Amount to be	Offering Price Per	Aggregate	Amount of
to be Registered	Registered(1)	Share	Offering Price	Registration Fee
Common Stock, $0.001 par value per share (including the associated Preferred Stock Purchase Rights), to be issued pursuant to the Idera Pharmaceuticals, Inc. 2008 Stock Incentive Plan, as amended	2,300,000 shares(2)	$1.95(3)	$4,485,000(3)	$521.00
Common Stock, $0.001 par value per share (including the associated Preferred Stock Purchase Rights), to be issued pursuant to the Idera Pharmaceuticals, Inc. 1995 Employee Stock Purchase Plan, as amended	250,000 shares(4)	$1.95(3)	$487,500(3)	$57.00

(1)	In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Consists of 2,300,000 additional shares issuable under the 2008 Stock Incentive Plan.

(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Registrant’s Common Stock as reported on the Nasdaq Global Market on August 1, 2011.

(4)	Consists of 250,000 additional shares issuable under the 1995 Employee Stock Purchase Plan.

STATEMENT OF INCORPORATION BY REFERENCE
     This Registration Statement on Form S-8 is filed to register the offer and sale of (i) an additional 2,300,000 shares of the Registrant’s common stock, $0.001 par value per share, to be issued under the Registrant’s 2008 Stock Incentive Plan and (ii) an additional 250,000 shares of the Registrant’s common stock, $0.001 par value per share, to be issued under the Registrant’s 1995 Employee Stock Purchase Plan. This Registration Statement incorporates by reference the contents of (i) the registration statement on Form S-8, File No. 333-152669, filed by the Registrant on July 31, 2008, relating to the Registrant’s 2008 Stock Incentive Plan and (ii) the registration statements on Form S-8, File Nos. 333-03896, 333-116011, 333-137687 and 333-152670 filed by the Registrant on April 23, 1996, May 28, 2004, September 29, 2006 and July 31, 2008, respectively, relating to the Registrant’s 1995 Employee Stock Purchase Plan.
     Item 5. Interests of Named Experts and Counsel.
     Wilmer Cutler Pickering Hale and Dorr LLP (“WilmerHale”) has opined as to the legality of the securities being offered by this registration statement.
     Item 8. Exhibits.
     The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Cambridge, Massachusetts on this 5th day of August, 2011.

IDERA PHARMACEUTICALS, INC.
By:	/s/ Sudhir Agrawal
Sudhir Agrawal, D. Phil.
Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES
     We, the undersigned officers and directors of Idera Pharmaceuticals, Inc., hereby severally constitute and appoint Sudhir Agrawal and Louis J. Arcudi, III, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Idera Pharmaceuticals, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Sudhir Agrawal Sudhir Agrawal, D. Phil.	Chairman, President and Chief Executive Officer (Principal Executive Officer)	August 5, 2011

/s/ Louis J. Arcudi, III Louis J. Arcudi, III	Senior Vice President of Operations, Chief Financial Officer, Treasurer and Secretary (Principal Financial Officer)	August 5, 2011

/s/ Youssef El Zein	Director	August 5, 2011
Youssef El Zein

/s/ C. Keith Hartley	Director	August 5, 2011
C. Keith Hartley

Signature	Title	Date

/s/ Robert W. Karr	Director	August 4, 2011
Robert W. Karr, M.D.

/s/ Malcolm MacCoss	Director	August 4, 2011
Malcolm MacCoss, Ph.D.

/s/ Hans Mueller	Director	August 4, 2011
Hans Mueller, Ph.D.

/s/ William S. Reardon	Director	August 5, 2011
William S. Reardon, C.P.A.

/s/ Eve E. Slater	Director	August 5, 2011
Eve E. Slater, M.D., F.A.C.C.

Director
James B. Wyngaarden, M.D.

INDEX TO EXHIBITS

Number	Description

4.1(1)	Specimen Certificate for shares of Common Stock, $0.001 par value, of Idera Pharmaceuticals, Inc.

4.2(2)	Rights Agreement dated December 10, 2001 by and between Idera Pharmaceuticals, Inc. and Mellon Investor Services LLC, as rights agent.

4.3(3)	Amendment No. 1 to Rights Agreement dated as of August 27, 2003 between Idera Pharmaceuticals, Inc. and Mellon Investor Services LLC, as rights agent.

4.4 (4)	Amendment No. 2 to Rights Agreement dated as of March 24, 2006 between Idera Pharmaceuticals, Inc. and Mellon Investor Services LLC, as rights agent.

4.5 (5)	Amendment No. 3 to Rights Agreement dated January 16, 2007 between Idera Pharmaceuticals, Inc. and Mellon Investor Services, LLC, as rights agent.

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Registrant

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1)

23.2	Consent of Ernst & Young LLP

24.1	Power of attorney (included on the signature pages of this registration statement)

(1)	Previously filed with the Securities and Exchange Commission as an Exhibit to the Registration Statement on Form S-1, dated December 8, 1995 (File No. 33-99024) and incorporated herein by reference.

(2)	Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant’s Registration Statement on Form S-2, dated October 10, 2003 (File No. 333-109630) and incorporated herein by reference.

(3)	Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant’s Current Report on Form 8-K, dated August 29, 2003 (File No. 000-27352) and incorporated herein by reference.

(4)	Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant’s Current Report on Form 8-K, dated March 29, 2006 (File No. 001-31918) and incorporated herein by reference.

(5)	Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant’s Current Report on Form 8-K, dated January 17, 2007 (File No. 001-31918) and incorporated herein by reference.